Exhibit 99.1

News Release

2700 Lone Oak Parkway
Eagan MN 55121-1534
nwa.com
612-726-2331

FOR IMMEDIATE RELEASE

NORTHWEST AIRLINES REPORTS SECOND QUARTER 2006 RESULTS

EAGAN, Minn. - (August 7, 2006) - Northwest Airlines Corporation (OTC: NWACQ.PK) today reported a net loss of $285 million during the second quarter of 2006. This compares to a second quarter 2005 net loss of $234 million. Excluding reorganization items, Northwest reported a 2006 second quarter net profit of $179 million. This compares to a second quarter net loss of $288 million, excluding unusual items, last year.

Doug Steenland, president and chief executive officer, said, “Our second quarter results demonstrate that we are making steady progress on our restructuring goals, which is reflected in our year-over-year cost and revenue performance improvements.”

“During the past week, we have reached two significant milestones which will further advance our restructuring goals:  first, we have reached our targeted labor cost savings and second, through an enormous collaborative effort with Northwest Airlines employees, the Congress passed pension legislation which, when signed by the President into law, will enable Northwest to preserve its frozen defined benefit pension plans.”

Steenland continued, “Notwithstanding these accomplishments, we still have work ahead of us to ensure that the airline is positioned for long-term success. For the first six months of this year we reported a profit, excluding restructuring charges, of $50 million on revenues of more than $6 billion. Going forward, with fuel costs forecasted to remain at record levels, we must maintain our relentless focus on all elements of our plan.”

“While we continue our focus on restructuring, we are pleased by the great service that we are providing customers by delivering passengers and their bags to their final destination in an efficient and timely manner as evidenced by Department of Transportation statistics for the first six months of 2006. Our employees are doing an outstanding job of providing good customer service and I thank them for their hard work.”

Operating revenues in the second quarter increased 3 percent versus the second quarter of 2005 to $3.3 billion. System passenger revenue increased 3.3 percent to more than $2.4 billion on 9.3 percent fewer mainline available seat miles (ASMs), resulting in a 13.9 percent improvement in unit revenue. Regional carrier revenues increased 15.1 percent on 16.3 percent lower capacity.

Operating expenses in the quarter decreased 11.5 percent year-over-year to $3.0 billion, while mainline unit costs, excluding fuel and unusual items, decreased by 11 percent on 9.3 percent fewer ASMs. Salaries, wages and benefits decreased 30.3 percent, primarily due to interim wage reductions which became effective in November 2005, mechanic pay and headcount reductions and the reduced level of flying. Aircraft maintenance materials and repairs expense increased 22.8 percent, largely due to the shift to third party maintenance vendors versus internally completed maintenance work. Aircraft rental expense decreased 47.6 percent, primarily due to restructured and rejected aircraft leases.

During the second quarter, fuel averaged $2.10 per gallon, excluding taxes, up 27.6 percent versus the second quarter of last year. Increased fuel prices were partially offset by 11.6 percent fewer gallons consumed as a result of the company’s capacity reductions and the retirement or replacement of older, less fuel-efficient aircraft.

Neal Cohen, executive vice president and chief financial officer, said, “We are pleased to have made progress in both revenues and costs during the quarter as evidenced by double digit improvements in both RASM and CASM, excluding fuel, which marks the first such time during the company’s restructuring that this has been achieved. We must also continue to realize additional restructuring milestones in order to achieve sustainable long-term profitability, particularly in the face of $75 per barrel oil prices.”

Northwest’s quarter-ending unrestricted cash and short-term investments balance was $1.58 billion.

DISCUSSION:

Northwest continued to make progress on its restructuring goals including:

•      Realizing permanent labor savings agreements with the International Association of Machinists and Aerospace Workers

(IAM), the Air Line Pilots Association (ALPA), Aircraft Technical Support Association (ATSA), the Transport Workers Union of America (TWU), and the Northwest Airlines Meteorologists Association (NAMA). Two rounds of salaried and management employee pay and benefit cuts have also been instituted and the needed aircraft maintenance employee and flight attendant labor cost savings have been achieved, allowing Northwest on August 1 to meet its goal of achieving $1.4 billion in annual labor savings.

•      Securing additional agreements towards its goal of $400 million in annual fleet savings. Since entering bankruptcy last September, Northwest has targeted restructuring or rejecting leases of approximately 400 mainline and regional aircraft. To date, the company has either rejected or entered into new, more favorable lease or debt arrangements covering 243 aircraft. It remains on schedule to achieve its fleet savings goal.

•      Accelerating the retirement of its remaining 12 DC10-30 aircraft in service. During the coming months, Northwest will replace these aircraft with more fuel-efficient Airbus A330 and Boeing 747-400 aircraft on the seven European, Japanese, and Hawaiian routes currently served with DC10 aircraft.

•      Striving to deliver quality service to customers. U.S. Department of Transportation statistics for the first six months of the year show that Northwest ranked first in three key areas:  fewest customer complaints, luggage handling and on-time arrivals among its peer group of the six network airlines.

•      Making the travel experience more efficient for key customers. Northwest has begun offering special boarding lanes for its premium and most frequent customers at airport departure gates throughout the U.S. The new service is provided to Northwest’s WorldPerks frequent flyer program members who have achieved Elite status, customers flying first class and World Business Class as well as to customers of the SkyTeam Alliance who hold Elite status.

Commenting on the company’s labor cost savings efforts, Steenland said, “With the August 1 implementation of permanent labor cost reductions with all of our contract employees, we have realized $1.4 billion of the $2.5 billion in annual business improvements that we have targeted to achieve through the restructuring process. We sincerely appreciate the significant personal sacrifice that each of our employees is continuing to make to help position Northwest for future success.”

Forward-looking Statements

Certain of the statements made in this news release are forward-looking and are based upon information available to the Company on the date hereof. The Company, through its management, may also from time to time make oral forward-looking statements. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company is hereby identifying important factors that could cause actual results to differ materially from those contained in any forward-looking statement made by or on behalf of the Company. Any such statement is qualified by reference to the following cautionary statements.

The Company believes that the material risks and uncertainties that could affect the outlook of an airline operating under Chapter 11 and in a global economy include, among others, the ability of the Company to continue as a going concern, the ability of the Company to obtain and maintain any necessary financing for operations and other purposes, whether debtor-in-possession financing or other financing, the ability of the Company to maintain adequate liquidity, the ability of the Company to absorb escalating fuel costs, the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted by it from time to time, the ability of the Company to develop, confirm and consummate a plan of reorganization with respect to its Chapter 11 proceedings, risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm a plan of reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases, the ability of the Company to obtain and maintain normal terms with vendors and service providers, the Company’s ability to maintain contracts that are critical to its operations, the ability of the Company to realize assets and satisfy liabilities without substantial adjustments and/or changes in ownership, the potential adverse impact of the Chapter 11 proceedings on the Company’s liquidity or results of operations, the ability of the Company to operate pursuant to the terms of its financing facilities (particularly the related financial covenants), the ability of the Company to attract, motivate and/or retain key executives and associates, the future level of air travel demand, the Company’s future passenger traffic and yields, the airline industry pricing environment, increased costs for security, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the United States and other regions of the world, the price and availability of jet fuel, the aftermath of the war in Iraq, the possibility of additional terrorist attacks or the fear of such attacks, concerns about SARS, Avian flu or other influenza or contagious illnesses, labor strikes, work disruptions, labor negotiations both at other carriers and the Company, low cost carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuations, inflation and other factors discussed herein. Additional information with respect to these factors and other events that could cause differences between forward-looking statements and future actual results is contained in “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Form 10-Q for the quarter ended March 31, 2006 and “Item 1. Business - Risk Factors Related to Northwest and the Airline Industry” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Developments in any of these areas, as well as other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings, could cause the Company’s results to differ from results that have been or may be projected by or on behalf of the Company.

Northwest Airlines is the world’s fifth largest airline with hubs at Detroit, Minneapolis/St. Paul, Memphis, Tokyo, and Amsterdam, and

approximately 1,200 daily departures. Northwest is a member of SkyTeam, an airline alliance that offers customers one of the world’s most extensive global networks. Northwest and its travel partners serve more than 900 cities in excess of 160 countries on six continents.

# # #

For more information pertaining to Northwest, media inquiries can be directed to Northwest Media Relations at (612) 726-2331 or to Northwest’s Web site at www.nwa.com.

NOTE TO EDITORS: A table of Selected Financial and Statistical Data is attached to this release. For more information pertaining to Northwest, media inquiries can be directed to Northwest Media Relations at (612) 726-2331. Investor inquiries can be directed to Northwest Airlines Investor Relations at (800) 953-3332.

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NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in millions except per share amounts)

	Three Months Ended				Six Months Ended
	June 30		Percent		June 30		Percent
	2006	2005	Change		2006	2005	Change
OPERATING REVENUES
Passenger	$2,425	$2,347	3.3		$4,474	$4,382	2.1
Regional carrier revenues	396	344	15.1		735	620	18.5
Cargo	236	239	(1.3)		450	445	1.1
Other	234	265	(11.7)		522	546	(4.4)
Total operating revenues	3,291	3,195	3.0		6,181	5,993	3.1

OPERATING EXPENSES
Aircraft fuel and taxes	886	790	12.2		1,630	1,420	14.8
Salaries, wages and benefits	675	969	(30.3)		1,351	1,933	(30.1)
Selling and marketing	190	223	(14.8)		384	428	(10.3)
Aircraft maintenance materials and repairs	183	149	22.8		372	293	27.0
Other rentals and landing fees	142	168	(15.5)		285	324	(12.0)
Depreciation and amortization	134	134	—		268	272	(1.5)
Aircraft rentals	54	103	(47.6)		122	207	(41.1)
Regional carrier expenses	366	392	(6.6)		732	748	(2.1)
Other	366	409	(10.5)		757	811	(6.7)
Aircraft and aircraft related write-downs (a)	—	48	(100.0)		—	48	(100.0)
Total operating expenses	2,996	3,385	(11.5)		5,901	6,484	(9.0)

OPERATING INCOME (LOSS)	295	(190)	n/m		280	(491)	n/m
Operating margin	9.0%	(5.9)%	14.9	pts.	4.5%	(8.2)%	12.7	pts.

OTHER INCOME (EXPENSE)
Interest expense, net	(138)	(159)	13.2		(276)	(310)	11.0
Investment income	25	22	13.6		43	38	13.2
Foreign currency gain (loss)	—	(2)	100.0		(1)	(7)	85.7
Other unusual items (b)	—	102	(100.0)		—	84	(100.0)
Other	(3)	1	n/m		4	5	(20.0)
Total other income (expense)	(116)	(36)	n/m		(230)	(190)	(21.1)

INCOME (LOSS) BEFORE REORGANIZATION ITEMS AND INCOME TAXES	179	(226)	n/m		50	(681)	n/m

Reorganization items, net (c)	(464)	—	n/m		(1,439)	—	n/m

INCOME (LOSS) BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	(285)	(226)	(26.1)		(1,389)	(681)	n/m

Income tax expense (benefit)	—	—			—	5

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	(285)	(226)			(1,389)	(686)

Cumulative effect of change in accounting principle (d)	—	—			—	(69)

NET INCOME (LOSS)	(285)	(226)			(1,389)	(755)

Preferred stock requirements	—	(8)			—	(16)

NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS	$(285)	$(234)			$(1,389)	$(771)

Earnings (Loss) per common share:
Basic and Diluted
Before cumulative effect of accounting change	$(3.27)	$(2.69)			$(15.92)	$(8.08)
Cumulative effect of accounting change	—	—			—	(0.80)
	$(3.27)	$(2.69)			$(15.92)	$(8.88)

Average shares used in computation:
Basic and Diluted	87	87			87	87

See accompanying consolidated notes.

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

CONSOLIDATED NOTES:

(Unaudited)

(a)   In the second quarter of 2006, the Company recorded $28 million related to aircraft impairments; however, these impairments were recorded as reorganization expenses and, as such, are not included in operating expenses or in the statistical results of operations.

During the quarter ended June 30, 2005, the Company recorded aircraft and aircraft related write-downs of $48 million on nine owned and two leased aircraft across multiple aircraft fleets.

(b)   During the quarter ended June 30, 2005, the Company sold approximately 1.5 million shares of Prudential Financial, Inc. common stock, which was distributed to Northwest in connection with Prudential’s demutualization. Proceeds of the sale resulted in a $102 million gain.

On February 1, 2005, the Company recognized a loss of $18 million as a result of the sale of the Pinnacle Airlines note to Pinnacle Airlines Corp. The outstanding balance on the note at the time of the sale was $120 million, and the purchase price was $102 million, inclusive of accrued interest.

(c)   In connection with its bankruptcy proceedings, the Company recorded the following reorganization items:

	Three Months Ended		Six Months Ended
	June 30		June 30
(In millions)	2006	2005	2006	2005
Restructured Aircraft Lease/Debt Charges	$348	$—	$1,323	$—
Aircraft Rejection Charges, net	86	—	111	—
Aircraft and Aircraft Related Impairment	28	—	28	—
Pension Plan Curtailment Gain	—	—	(49)	—
Professional Fees	11	—	25	—
Other	(9)	—	1	—
	$464	$—	$1,439	$—

(d)   During the quarter ended June 30, 2005, the Company changed its method of recognizing certain pension plan administrative expenses associated with the Company’s defined benefit plans and now includes them as a service cost component of net periodic pension cost. The cumulative effect of applying this change to net periodic pension expense in prior years was $69 million, which was retroactively recorded as of January 1, 2005.

UNUSUAL AND REORGANIZATION ITEMS

(Unaudited, in millions except per share amounts)

	Three Months Ended June 30, 2006		Six Months Ended June 30, 2006
		Earnings (Loss)		Earnings (Loss)
	Income	per Share	Income	per Share
	(Loss)	Basic and Diluted	(Loss)	Basic and Diluted
Unusual and Reorganization Items:
Reorganization Items	$(464)	$(5.31)	$(1,439)	$(16.49)

	Three Months Ended June 30, 2005		Six Months Ended June 30, 2005
		Earnings (Loss)		Earnings (Loss)
	Income	per Share	Income	per Share
	(Loss)	Basic and Diluted	(Loss)	Basic and Diluted
Unusual Items:
Gain on Sale of Prudential Shares	$102	$1.17	$102	$1.18
Aircraft and Aircraft Related Write-Downs	(48)	(0.55)	(48)	(0.55)
Cumulative Effect of Change in Accounting Principle	—	—	(69)	(0.80)
Loss on Sale of Note to Pinnacle Airlines	—	—	(18)	(0.21)

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

OPERATING STATISTICS

(Unaudited)

	Three Months Ended						Six Months Ended
	June 30				Percent		June 30				Percent
	2006		2005		Change		2006		2005		Change
Scheduled Service - Consolidated: (1)
Available seat miles (ASM) (millions)	23,453		26,035		(9.9)		45,672		50,861		(10.2)
Revenue passenger miles (RPM) (millions)	20,253		21,625		(6.3)		38,543		41,089		(6.2)
Passenger load factor	86.4%		83.1%		3.3	pts.	84.4%		80.8%		3.6	pts.
Revenue passengers (millions)	17.8		18.8		(5.3)		33.5		35.3		(5.1)
Passenger revenue per RPM (yield)	13.93	¢	12.44	¢	12.0		13.51	¢	12.17	¢	11.0
Passenger revenue per ASM (RASM)	12.03	¢	10.34	¢	16.3		11.41	¢	9.83	¢	16.1

Scheduled Service - Mainline: (2)
Available seat miles (ASM) (millions)	21,559		23,772		(9.3)		41,861		46,537		(10.0)
Revenue passenger miles (RPM) (millions)	18,769		20,020		(6.2)		35,711		38,187		(6.5)
Passenger load factor	87.1%		84.2%		2.9	pts.	85.3%		82.1%		3.2	pts.
Revenue passengers (millions)	14.3		15.1		(5.3)		26.9		28.6		(5.9)
Passenger revenue per RPM (yield)	12.92	¢	11.73	¢	10.1		12.53	¢	11.48	¢	9.1
Passenger revenue per ASM (RASM)	11.25	¢	9.88	¢	13.9		10.69	¢	9.42	¢	13.5

Total operating ASM (millions)	21,569		23,805		(9.4)		41,899		46,630		(10.1)

Passenger service operating expense per total ASM (3) (4)	10.99	¢	11.46	¢	(4.1)		11.07	¢	11.24	¢	(1.5)
Aircraft and aircraft related write-downs per total ASM	—	¢	0.20	¢	(100.0)		—	¢	0.10	¢	(100.0)
Mainline fuel expense per total ASM	3.55	¢	2.90	¢	22.4		3.38	¢	2.69	¢	25.7

Cargo ton miles (CTM) (millions)	587		616		(4.7)		1,113		1,158		(3.9)
Cargo revenue per ton mile	40.15	¢	38.65	¢	3.9		40.40	¢	38.39	¢	5.2

Fuel gallons consumed (millions)	402		455		(11.6)		779		887		(12.2)
Average fuel cost per gallon, excluding fuel taxes	209.52	¢	164.23	¢	27.6		198.65	¢	151.41	¢	31.2
Number of operating aircraft at end of period							371		433		(14.3)
Full-time equivalent employees at end of period							31,267		38,348		(18.5)

(1)	Consolidated statistics include Northwest Airlink regional carriers.

(2)	Mainline statistics exclude Northwest Airlink regional carriers, which is consistent with how the Company reports statistics to the Department of Transportation (“DOT”).

(3)

This financial measure excludes non-passenger service expenses. The Company believes that providing financial measures directly related to passenger service operations allows investors to evaluate and compare the Company’s core operating results to those of the industry.

(4)	Passenger service operating expense excludes the following items unrelated to passenger service operations:

	Three Months Ended		Six Months Ended
	June 30		June 30
(In millions)	2006	2005	2006	2005
Freighter operations	$198	$200	$388	$355
MLT Inc. - net of intercompany eliminations	51	51	115	115
Regional carriers	366	392	732	748
Other	10	13	26	25

PASSENGER REVENUES

(Unaudited)

The following analysis by region is based on information reported to the DOT and excludes regional carriers:

	System		Domestic		Pacific		Atlantic
Second Quarter 2006
Passenger revenues (in millions)	$2,425		$1,618		$490		$317

Increase (Decrease) from Second Quarter 2005:
Passenger revenues	3.3%		5.1%		(1.2)%		1.6%

Scheduled service ASMs (capacity)	(9.3)%		(11.1)%		(6.8)%		(6.3)%
Scheduled service RPMs (traffic)	(6.2)%		(6.1)%		(7.2)%		(5.3)%
Passenger load factor	2.9	pts.	4.5	pts.	(0.5	) pts.	1.0	pts.
Yield	10.1%		11.9%		6.5%		7.3%
Passenger RASM	13.9%		18.1%		6.1%		8.5%